Exhibit 99.1

Mohawk Group Announces Rebrand as Aterian

Company Rebrands and Furthers Its Mission to Build the Leading Tech-Enabled Consumer Products Platform

NEW YORK, April 29, 2021 — Mohawk Group Holdings, Inc. (Nasdaq: MWK) (the “Company”) today announced that it will be rebranded as Aterian, Inc. (Nasdaq: ATER) (“Aterian”), effective 12:01 a.m. Eastern on April 30, 2021. As the Company enters this new chapter in its journey, the new brand identity reflects the Company’s mission, operational expertise and market edge. Aterian is a market leading technology-enabled consumer products platform that builds, acquires and partners with best-in-class e-commerce brands. The Company’s proprietary software and highly agile supply chain creates top selling products for a growing base of data empowered e-commerce consumers.

“This is an exciting and special moment for our company. Our new name, Aterian, draws inspiration from an important stage of early human progress. Dating to the Paleolithic era, the Aterian industry marked a leap forward in the design of innovative tools that led to greater efficiencies. Similarly, the consumer products industry is entering a pivotal moment as technology becomes a critical tool for brands in their efforts to predict and respond to online consumer demand at scale. Over the past seven years, we have grown from an early mover in the e-commerce marketplace segment to a leading technology-powered consumer products platform, with thousands of SKUs across 12 owned and operated brands. As we look to the future and the rapidly expanding market opportunities on the horizon, we continue to be well-positioned to build the world’s most efficient consumer products company,” said Yaniv Sarig, Co-Founder and Chief Executive Officer of Aterian.

Proprietary Platform

Aterian is best-in-class at creating and selling top consumer products online by harnessing its proprietary software and agile supply-chain.

The Company’s end-to-end cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics. This streamlines the management of products at scale across leading online marketplaces, including Amazon, Shopify and Walmart. The technology platform:

•	Utilizes live market data on product trends to research new product opportunities;

•	Aggregates key data insights, including new product planning, financial forecasting, inventory levels and media buying spend, to enable execution across multiple channels;

•	Implements automated marketing strategies to scale sales; and

•	Manages fulfillment and supply chain logistics to enable faster delivery of products to customers.

Growing through Operating Excellence and M&A

Since its founding in 2014, Aterian’s platform has enabled it to successfully build, acquire and partner with brands across various categories. Leveraging AIMEE™, the Company excels at building brands from the ground up and efficiently managing products across all stages of their life cycles, shortening go-to-market timing and driving better unit economics.In addition, Aterian uses AIMEE™ to identify strong and sustainable brands to acquire. New brands are integrated onto the proprietary platform, which automates numerous important aspects required to efficiently manage products on various channels. Recently, the Company has accelerated its accretive M&A strategy and is fueling its growth with the acquisitions of leading e-commerce brands Healing Solutions, LLC (an essential oils and wellness brand) and Mueller, Pursteam, Pohl and Schmitt, and Spiralizer (home and small appliance brands).

The Opportunity

Aterian operates in a massive and rapidly expanding market. Worldwide e-commerce sales are expected to grow from $4.3 trillion in 2020 to $6.4 trillion by 2024, according to eMarketer. There is also a significant and growing opportunity for Aterian to add new products and categories to its portfolio through accretive acquisitions of other online brands. There are more than approximately 1.9 million third party active sellers on Amazon driving estimated revenues of $300 billion.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 12 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, our expectations regarding rapidly expanding market opportunities, our expectations to build the world’s most efficient consumer products company and our ability to be well positioned to build such a company, our ability to harness our proprietary software and supply-chain to create and sell top consumer products online, the projected growth of worldwide e-commerce sales, and our expectations to add new products, brands and categories to our portfolio.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, those related to the impact of the COVID-19 pandemic including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment, including with respect to existing disruptions we are experiencing due to the COVID-19 pandemic; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, our ability to successfully complete PPE transactions; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate any such companies and technologies with our business; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

Media Contact:

Andrew Blecher

Communications

andrew@aterian.io